UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2014

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 646-560-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2014, Endeavor IP, Inc. (the “Company”), through its wholly owned subsidiary, Endeavor Energy, Inc., entered into a license, settlement and release agreement (the “Settlement Agreement”) under its lawsuit asserting certain claims of patent infringement related to U.S. Patent No. 7,336,201 entitled “Remote Access Energy Meter System and Method” (the “Patent”).  The Patent was acquired during 2013 from Spiral Energy Tech, Inc., (formerly Solid Solar Energy, Inc.)(“Spiral”) in May 2013.  Under the terms of the agreement the Company is required to pay 20% of the amount net recoveries received to Spiral.  During 2013, the Company commenced lawsuits against Consolidated Edison Solutions, Inc. and Consolidated Edison Development, Inc. (“Con Edison”) in the United States District Court in the Southern District of New York (No. 13 CV 6528) as well as Tucson Electric Power Company in the United States District Court of Arizona (No. 4:13-CV-2396).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR IP, INC.

Date: May 12, 2014	By:	/s/ Ravinder Dhat
Ravinder Dhat
Chief Executive Officer